UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2025

NewHold Investment Corp III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42541	32-0781832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue
Suite 2005
New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 653-0153

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	NHICU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NHIC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NHICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 10, 2025, NewHold Investment Corp III (the “Company”) announced that, commencing April 17, 2025, holders of the units sold in the Company's initial public offering completed on March 3, 2025 may elect to separately trade the Class A ordinary shares (the “Ordinary Shares”) of the Company and the warrants included in such units on The Nasdaq Global Market (“Nasdaq”). The Ordinary Shares and warrants that are separated will trade on Nasdaq under the symbols “NHIC” and “NHICW,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “NHICU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into Ordinary Shares and warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWHOLD INVESTMENT CORP III

	By:	/s/ Polly Schneck
		Name:	Polly Schneck
		Title:	Chief Financial Officer
Dated: April 15, 2025

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